Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2021 Results
Fiscal Year 2021 Total Revenues of $1,465.1M, up 33% Year-over-year;
Q4 Total Revenues of $396.8M, up 27% Year-over-year;
Fiscal Year 2021 Subscription Services Revenues of $1,179.5M, up 32% Year-over-year;
Q4 Subscription Services Revenues of $322.8M, up 27% Year-over-year

PLEASANTON, CA - March 2, 2021 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2021.
“It was a transformational year for life sciences and for Veeva. The industry delivered breakthroughs in diagnostics, therapies, and vaccines during a global pandemic,” said CEO Peter Gassner. “I am proud of the Veeva team's execution and commitment. We innovated faster than ever before to help our customers adapt quickly in support of doctors and patients around the world.”
Fiscal 2021 Fourth Quarter Results:
•Revenues: Total revenues for the fourth quarter were $396.8 million, up from $311.5 million one year ago, an increase of 27% year-over-year. Subscription services revenues for the fourth quarter were $322.8 million, up from $254.1 million one year ago, an increase of 27% year-over-year.
•Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $98.8 million, compared to $60.4 million one year ago, an increase of 64% year-over-year. Non-GAAP operating income for the fourth quarter was $153.2 million, compared to $103.4 million one year ago, an increase of 48% year-over-year.
•Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $102.9 million, compared to $66.2 million one year ago, an increase of 56% year-over-year. Non-GAAP net income for the fourth quarter was $126.1 million, compared to $85.5 million one year ago, an increase of 47% year-over-year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.64, compared to $0.42 one year ago, while non-GAAP fully diluted net income per share was $0.78, compared to $0.54 one year ago.
Fiscal Year 2021 Results:
•Revenues: Total revenues for the fiscal year ended January 31, 2021 were $1,465.1 million, up from $1,104.1 million one year ago, an increase of 33% year-over-year. Subscription services revenues were $1,179.5 million, up from $896.3 million one year ago, an increase of 32% year-over-year.
•Operating Income and Non-GAAP Operating Income(1): Fiscal year 2021 operating income was $377.8 million, compared to $286.2 million one year ago, an increase of 32% year-over-year. Non-GAAP operating income for fiscal year 2021 was $582.8 million, compared to $412.2 million one year ago, an increase of 41% year-over-year.
•Net Income and Non-GAAP Net Income(1): Fiscal year 2021 net income was $380.0 million, compared to $301.1 million one year ago, an increase of 26% year-over-year. Non-GAAP net

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

income for fiscal year 2021 was $473.2 million, compared to $347.4 million one year ago, an increase of 36% year-over-year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2021, fully diluted net income per share was $2.36, compared to $1.90 one year ago, while non-GAAP fully diluted net income per share was $2.94, compared to $2.19 one year ago.
“Our record results in Q4 and the year reflect our continued ability to deliver for the industry and our deep commitment to customer success,” said CFO Brent Bowman. “We are investing aggressively for the sizable market opportunity we see across all our major product areas.”
Recent Highlights:
•Year of Innovation, Growth, and Expanding Strategic Relationships with Customers — Veeva ended the year with 993 customers, up from 861 the year prior. Veeva Commercial Cloud grew to 432 customers, up from 390, and Veeva Vault increased to 852 customers, up from 715(2). Subscription revenue retention was 124% for the year(3). Customer growth and expansion were fueled by Veeva’s continued innovation across R&D and commercial to help the customers streamline drug development and move to a digital-first commercial model.
•Record Bookings Quarter and Year for Veeva Commercial Cloud and Veeva Development Cloud — Veeva again expanded its leadership position in commercial, posting record Commercial Cloud bookings for the fourth quarter and fiscal 2021. This was marked by outperformance across Commercial Cloud, with particular strength in Veeva CRM Engage Meeting in Q4. Veeva Development Cloud also had record bookings for the quarter and year fueled by widespread momentum.
•Veeva Becomes a Public Benefit Corporation — Following an overwhelming majority vote, Veeva was the largest-ever and first publicly traded company to become a public benefit corporation (PBC). As a PBC, Veeva’s legal charter now reflects its commitment to all stakeholders, including customers, employees, and shareholders. The move aligns with Veeva’s long-term mission to help life sciences companies in their crucial work to improve and extend life.
Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2021 as follows:
•Total revenues between $408 and $410 million.
•Non-GAAP operating income between $157 and $159 million(4).
•Non-GAAP fully diluted net income per share between $0.77 and $0.78(4).
Veeva is providing guidance for its fiscal year ending January 31, 2022 as follows:
•Total revenues between $1,755 and $1,765 million.
•Non-GAAP operating income of about $655 million(4).
•Non-GAAP fully diluted net income per share of approximately $3.20(4).

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Conference Call Information

What:	Veeva's Fourth Quarter and Fiscal Year 2021 Results Conference Call
When:	Tuesday, March 2, 2021
Time:	1:30 p.m. PT (4:30 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 9665556
Webcast:	ir.veeva.com
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at ir.veeva.com.
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) The combined customer counts for Veeva Commercial Cloud and Veeva Vault exceed the total customer count in each year because some customers subscribe to products in both areas. Veeva Commercial Cloud customers are those customers that have at least one of the following products: Veeva CRM, Veeva CLM, Veeva CRM Approved Email, Veeva CRM Engage, Veeva Align, Veeva CRM Events Management (including services delivered via Physicians World), Veeva Nitro, Veeva Andi, Veeva OpenData, Veeva Link, Veeva Network Customer Master, Veeva Crossix, or Veeva Data Cloud. Veeva Vault customers are those customers that have at least one Vault product.
(3) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.
(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2021 or fiscal year ending January 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 975 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (ii) breaches in our security measures or unauthorized access to our customers’ data; (iii) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (iv) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (v) our expectation that the future growth rate of our revenues will decline; (vi) loss of one or more customers, particularly any of our large customers; (vii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (viii) adverse changes in the life sciences industry, including as a result of customer mergers; (ix) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; (xiv) pending, threatened, or future legal proceedings and related expenses; and (xv) our recent conversion to a Delaware public benefit corporation, including the expected impact, benefits, and risks of our conversion.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2020. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Deivis Mercado
Veeva Systems Inc.
925-226-8821
pr@veeva.com

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$730,504	$476,733
Short-term investments	933,122	610,015
Accounts receivable, net	564,387	389,690
Unbilled accounts receivable	47,206	32,817
Prepaid expenses and other current assets	35,607	21,869
Total current assets	2,310,826	1,531,124
Property and equipment, net	53,650	54,752
Deferred costs, net	42,072	35,585
Lease right-of-use assets	56,917	49,132
Goodwill	436,029	438,529
Intangible assets, net	114,595	134,601
Deferred income taxes, noncurrent	14,100	11,870
Other long-term assets	17,878	16,184
Total assets	$3,046,067	$2,271,777

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,253	$19,420
Accrued compensation and benefits	30,410	25,619
Accrued expenses and other current liabilities	30,982	21,620
Income tax payable	2,590	5,613
Deferred revenue	616,992	468,887
Lease liabilities	11,725	10,013
Total current liabilities	715,952	551,172
Deferred income taxes, noncurrent	1,835	2,417
Lease liabilities, noncurrent	51,393	44,815
Other long-term liabilities	10,567	7,779
Total liabilities	779,747	606,183
Stockholders’ equity:
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	965,670	745,475
Accumulated other comprehensive income	992	460
Retained earnings	1,299,656	919,658
Total stockholders’ equity	2,266,320	1,665,594
Total liabilities and stockholders’ equity	$3,046,067	$2,271,777

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Revenues:
Subscription services(6)	$322,811	$254,107	$1,179,486	$896,294
Professional services and other(7)	73,950	57,401	285,583	207,787
Total revenues	396,761	311,508	1,465,069	1,104,081
Cost of revenues(5):
Cost of subscription services	52,132	42,506	184,589	136,328
Cost of professional services and other	61,715	51,813	224,339	167,041
Total cost of revenues	113,847	94,319	408,928	303,369
Gross profit	282,914	217,189	1,056,141	800,712
Operating expenses(5):
Research and development	81,938	61,201	294,220	209,895
Sales and marketing	62,105	59,369	235,014	190,331
General and administrative	40,028	36,225	149,113	114,267
Total operating expenses	184,071	156,795	678,347	514,493
Operating income	98,843	60,394	377,794	286,219
Other income, net	6,449	4,844	16,199	27,478
Income before income taxes	105,292	65,238	393,993	313,697
Provision for income taxes	2,374	(944)	13,995	12,579
Net income	$102,918	$66,182	$379,998	$301,118

Net income per share:
Basic	$0.68	$0.44	$2.52	$2.03
Diluted	$0.64	$0.42	$2.36	$1.90

Weighted-average shares used to compute net income per share:
Basic	151,693	148,773	150,666	147,796
Diluted	162,008	158,792	160,732	158,296
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	$(213)	$212	$985	$2,388
Net change in cumulative foreign currency translation loss	(2,297)	74	(453)	(2,857)
Comprehensive income	$100,408	$66,468	$380,530	$300,649

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,140	$1,110	$4,840	$2,638
Cost of professional services and other	7,796	5,257	27,698	17,518
Research and development	18,018	11,269	63,541	37,001
Sales and marketing	10,485	8,330	40,574	27,537
General and administrative	12,316	11,493	48,348	31,212
Total stock-based compensation	$49,755	$37,459	$185,001	$115,906

(6) Includes subscription services revenues from the following product areas:
Veeva Commercial Cloud	$159,376	$135,024	$599,234	$468,615
Veeva Vault	163,435	119,083	580,252	427,679
Total subscription services	$322,811	$254,107	$1,179,486	$896,294

(7) Includes professional services and other revenues from the following product areas:
Veeva Commercial Cloud	$30,389	$23,966	$113,498	$76,347
Veeva Vault	43,561	33,435	172,085	131,440
Total professional services and other	$73,950	$57,401	$285,583	$207,787

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$102,918	$66,182	$379,998	$301,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,735	8,233	29,455	19,859
Reduction of operating lease right-of-use assets	936	2,950	10,347	7,966
Accretion of discount on short-term investments	1,446	(278)	3,134	(3,274)
Stock-based compensation	49,755	37,459	185,001	115,906
Amortization of deferred costs	5,252	5,997	20,677	20,521
Deferred income taxes	2,484	(8,434)	(1,048)	(6,663)
Gain on foreign currency from mark-to-market derivative	(379)	(8)	(365)	(120)
Bad debt (expense) recovery	(247)	286	(307)	244
Changes in operating assets and liabilities:
Accounts receivable	(380,281)	(242,164)	(174,067)	(55,531)
Unbilled accounts receivable	6,031	(1,778)	(14,387)	(14,555)
Deferred costs	(11,852)	(11,709)	(27,164)	(25,237)
Income taxes payable	(2,570)	(3,727)	(3,023)	1,131
Other current and long-term assets	(9,487)	(4,213)	(12,424)	(2,700)
Accounts payable	1,210	1,597	754	2,813
Accrued expenses and other current liabilities	9,532	(15,461)	13,889	(15,230)
Deferred revenue	285,459	203,390	147,479	97,753
Operating lease liabilities	(633)	(2,337)	(9,129)	(7,480)
Other long-term liabilities	2,042	3,124	2,426	854
Net cash provided by operating activities	68,351	39,109	551,246	437,375
Cash flows from investing activities
Purchases of short-term investments	(104,827)	(123,734)	(979,292)	(752,518)
Maturities and sales of short-term investments	126,147	116,693	654,341	688,091
Acquisitions, net of cash and restricted cash acquired	—	(448,162)	—	(448,162)
Long-term assets	(227)	(93)	(8,683)	(4,321)
Net cash provided by (used in) investing activities	21,093	(455,296)	(333,634)	(516,910)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(619)	(255)	(1,039)	(984)
Proceeds from exercise of common stock options	9,612	2,376	34,857	10,994
Net cash provided by financing activities	8,993	2,121	33,818	10,010
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,199)	75	484	(2,856)
Net change in cash, cash equivalents, and restricted cash	96,238	(413,991)	251,914	(72,381)
Cash, cash equivalents, and restricted cash at beginning of period	635,473	893,788	479,797	552,178
Cash, cash equivalents, and restricted cash at end of period	$731,711	$479,797	$731,711	$479,797

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$21,594	$10,902	$80,661	$50,411

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Cost of subscription services revenues on a GAAP basis	$52,132	$42,506	$184,589	$136,328
Stock-based compensation expense	(1,140)	(1,110)	(4,840)	(2,638)
Amortization of purchased intangibles	(924)	(1,864)	(4,866)	(3,907)
Cost of subscription services revenues on a non-GAAP basis	$50,068	$39,532	$174,883	$129,783

Gross margin on subscription services revenues on a GAAP basis	83.9%	83.3%	84.4%	84.8%
Stock-based compensation expense	0.4	0.4	0.4	0.3
Amortization of purchased intangibles	0.3	0.7	0.4	0.4
Gross margin on subscription services revenues on a non-GAAP basis	84.6%	84.4%	85.2%	85.5%

Cost of professional services and other revenues on a GAAP basis	$61,715	$51,813	$224,339	$167,041
Stock-based compensation expense	(7,796)	(5,257)	(27,698)	(17,518)
Amortization of purchased intangibles	(138)	(129)	(550)	(129)
Cost of professional services and other revenues on a non-GAAP basis	$53,781	$46,427	$196,091	$149,394

Gross margin on professional services and other revenues on a GAAP basis	16.5%	9.7%	21.4%	19.6%
Stock-based compensation expense	10.5	9.2	9.7	8.4
Amortization of purchased intangibles	0.2	0.2	0.2	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	27.2%	19.1%	31.3%	28.1%

Gross profit on a GAAP basis	$282,914	$217,189	$1,056,141	$800,712
Stock-based compensation expense	8,936	6,367	32,538	20,156
Amortization of purchased intangibles	1,062	1,993	5,416	4,036
Gross profit on a non-GAAP basis	$292,912	$225,549	$1,094,095	$824,904

Gross margin on total revenues on a GAAP basis	71.3%	69.7%	72.1%	72.5%
Stock-based compensation expense	2.3	2.0	2.2	1.8
Amortization of purchased intangibles	0.3	0.7	0.4	0.4
Gross margin on total revenues on a non-GAAP basis	73.9%	72.4%	74.7%	74.7%

Research and development expense on a GAAP basis	$81,938	$61,201	$294,220	$209,895
Stock-based compensation expense	(18,018)	(11,269)	(63,541)	(37,001)
Amortization of purchased intangibles	(29)	(29)	(113)	(29)
Research and development expense on a non-GAAP basis	$63,891	$49,903	$230,566	$172,865

Sales and marketing expense on a GAAP basis	$62,105	$59,369	$235,014	$190,331
Stock-based compensation expense	(10,485)	(8,330)	(40,574)	(27,537)
Amortization of purchased intangibles	(3,422)	(3,468)	(14,251)	(5,998)
Sales and marketing expense on a non-GAAP basis	$48,198	$47,571	$180,189	$156,796

General and administrative expense on a GAAP basis	$40,028	$36,225	$149,113	$114,267
Stock-based compensation expense	(12,316)	(11,493)	(48,348)	(31,212)
Amortization of purchased intangibles	(57)	(57)	(227)	(57)
General and administrative expense on a non-GAAP basis	$27,655	$24,675	$100,538	$82,998

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Operating expense on a GAAP basis	$184,071	$156,795	$678,347	$514,493
Stock-based compensation expense	(40,819)	(31,092)	(152,463)	(95,750)
Amortization of purchased intangibles	(3,508)	(3,554)	(14,591)	(6,084)
Operating expense on a non-GAAP basis	$139,744	$122,149	$511,293	$412,659

Operating income on a GAAP basis	$98,843	$60,394	$377,794	$286,219
Stock-based compensation expense	49,755	37,459	185,001	115,906
Amortization of purchased intangibles	4,570	5,547	20,007	10,120
Operating income on a non-GAAP basis	$153,168	$103,400	$582,802	$412,245

Operating margin on a GAAP basis	24.9%	19.4%	25.8%	25.9%
Stock-based compensation expense	12.5	12.0	12.6	10.5
Amortization of purchased intangibles	1.2	1.8	1.4	0.9
Operating margin on a non-GAAP basis	38.6%	33.2%	39.8%	37.3%

Net income on a GAAP basis	$102,918	$66,182	$379,998	$301,118
Stock-based compensation expense	49,755	37,459	185,001	115,906
Amortization of purchased intangibles	4,570	5,547	20,007	10,120
Income tax effect on non-GAAP adjustments (8)	(31,146)	(23,675)	(111,795)	(79,763)
Net income on a non-GAAP basis	$126,097	$85,513	$473,211	$347,381

Diluted net income per share on a GAAP basis	$0.64	$0.42	$2.36	$1.90
Stock-based compensation expense	0.31	0.24	1.15	0.73
Amortization of purchased intangibles	0.03	0.03	0.12	0.06
Income tax effect on non-GAAP adjustments(8)	(0.20)	(0.15)	(0.69)	(0.50)
Diluted net income per share on a non-GAAP basis	$0.78	$0.54	$2.94	$2.19
________________________
(8) For the three months and fiscal years ended January 31, 2021 and 2020, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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